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                                                                     EXHIBIT 5.1

                  HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                               1800 ONE M&T PLAZA
                             BUFFALO, NEW YORK 14203


                               November 5, 1998

Rent-Way, Inc.
3230 West Lake Road
Erie, Pennsylvania 16505

Ladies and Gentlemen:

                  Re: Registration Statement on Form S-4 (No. 333-      )

                  We are delivering this opinion at your request in connection with the registration by Rent-Way, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, of 10,011,093 shares of Common Stock, without par value, of the Company (the "Shares") to be issued by the Company to holders of common stock of Home Choice Holdings, Inc. ("Home Choice") in exchange for each share of Home Choice common stock acquired by Rent-Way in the Merger, as set forth in the Joint Proxy Statement/Prospectus (the "Prospectus") forming a part of the above-referenced registration statement (the "Registration Statement").

                  The opinion set forth in this letter is based upon (1) our review of (a) the Agreement and Plan of Merger in the form included as Exhibit
2.1 to the Registration Statement (the "Underwriting Agreement"), (b) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-Laws, as amended, and records of certain of its corporate proceedings and (c) such other certificates, opinions and instruments we have deemed necessary and (2) our review of published sources of law as we have deemed necessary. We have assumed that when the Shares are issued either appropriate certificates complying with applicable law evidencing the Shares will be properly executed or such Shares will be uncertificated shares complying with applicable law.

                  Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued in exchange for shares of Home Choice common stock as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the reference to this firm in the Prospectus under the caption "Legal Matters."

                                   Very truly yours,

                                   HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP


                                   By /s/ JOHN J. ZAK
                                      ------------------------------------------
                                      John J. Zak